UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 17, 2018

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

(Exact name of registrant as specified in its charter)

New Jersey	001-09120	22-2625848
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

80 Park Plaza

Newark, New Jersey 07102

(Address of principal executive offices) (Zip Code)

973-430-7000

(Registrant’s telephone number, including area code)

http://www.pseg.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

The Annual Meeting of Stockholders of Public Service Enterprise Group Incorporated (PSEG) was held on April 17, 2018. Proxies for the meeting were solicited by PSEG pursuant to Regulation 14A under the Securities Act of 1934. There was no solicitation of proxies in opposition to management’s nominees as listed in the proxy statement.

All of management’s nominees were elected to the Board of Directors.

The advisory vote on executive compensation was approved.

The appointment of Deloitte & Touche LLP as PSEG’s independent auditor was ratified.

Final results of the voting are provided below:

Proposal 1:
Election of Directors
Terms expiring in 2019	Votes For	Votes Against	Abstentions	Broker Non-Votes
Willie A. Deese	382,097,089	2,788,505	1,540,588	69,331,376
William V. Hickey	376,225,606	8,687,254	1,513,322	69,331,376
Ralph Izzo	360,836,424	22,840,861	2,748,897	69,331,376
Shirley Ann Jackson	367,245,468	17,685,437	1,495,277	69,331,376
David Lilley	381,785,722	3,026,693	1,613,767	69,331,376
Barry H. Ostrowsky	381,890,107	2,969,064	1,567,011	69,331,376
Thomas A. Renyi	369,454,705	15,359,394	1,612,083	69,331,376
Hak Cheol (H.C.) Shin	381,188,150	3,626,131	1,611,901	69,331,376
Richard J. Swift	306,293,051	78,556,158	1,576,973	69,331,376
Susan Tomasky	382,875,388	2,101,361	1,449,433	69,331,376
Alfred W. Zollar	382,706,229	2,156,547	1,563,406	69,331,376

Proposal 2:	Votes For	Votes Against	Abstentions	Broker Non-Votes
Advisory Vote on the Approval of Executive Compensation	356,367,405	26,829,826	3,228,386	69,331,941

Proposal 3:	Votes For	Votes Against	Abstentions	Broker Non-Votes
Ratification of Appointment of Deloitte & Touche LLP as Independent Auditor	438,737,387	15,327,587	1,692,584	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
(Registrant)

By:	/s/ Stuart J. Black
Stuart J. Black
Vice President and Controller
(Principal Accounting Officer)

Date: April 20, 2018

3